Exhibit 99.1

Fourth Quarter 2022 Supplemental Update FEBRUARY 2023

FORWARD-LOOKING STATEMENTS This presentation includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can generally be identified by the use of forward-looking words such as “may”, “will”, “would”, “could”, “expect”, “intend”, “plan”, “estimate”, “target”, “anticipate”, “believe”, “objectives”, “outlook”, “guidance” or other similar words, and include statements regarding our strategies, objectives, future expansion and development activities, and expected financial performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results or future events to differ materially from those expressed in or underlying such forward-looking statements, including, but not limited to: (i) the economic, political and social impact of, and uncertainty relating to, potential impact from health crises (like COVID-19); (ii) the ability of our tenants, operators and borrowers to satisfy their obligations under their respective contractual arrangements with us, especially as a result of the adverse economic impact of the COVID-19 pandemic, and government regulation of hospitals and healthcare providers in connection with same (as further detailed in our Current Report on Form 8-K filed with the SEC on April 8, 2020); (iii) our expectations regarding annual guidance for net income and NFFO per share; (iv) our success in implementing our business strategy and our ability to identify, underwrite, finance, consummate and integrate acquisitions and investments; (v) the nature and extent of our current and future competition; (vi) macroeconomic conditions, such as a disruption of or lack of access to the capital markets or movements in currency exchange rates; (vii) our ability to obtain debt financing on attractive terms or at all, which may adversely impact our ability to pursue acquisition and development opportunities and pay down, refinance, restructure or extend our indebtedness as it becomes due; (viii) increases in our borrowing costs as a result of changes in interest rates and other factors; (ix) international, national and local economic, real estate and other market conditions, which may negatively impact, among other things, the financial condition of our tenants, lenders and institutions that hold our cash balances, and may expose us to increased risks of default by these parties; (x) factors affecting the real estate industry generally or the healthcare real estate industry in particular; (xi) our ability to maintain our status as a REIT for federal and state income tax purposes; (xii) federal and state healthcare and other regulatory requirements, as well as those in the foreign jurisdictions where we own properties; (xiii) the value of our real estate assets, which may limit our ability to dispose of assets at attractive prices or obtain or maintain equity or debt financing secured by our properties or on an unsecured basis; (xiv) the ability of our tenants and operators to operate profitably and generate positive cash flow, comply with applicable laws, rules and regulations in the operation of the our properties, to deliver high-quality services, to attract and retain qualified personnel and to attract patients; (xv) potential environmental contingencies and other liabilities; (xvi) the risk that the expected sale of three Connecticut hospitals currently leased to Prospect does not occur; (xvii) the risk that Steward’s anticipated sale of its Utah operations and MPT’s expected lease with Common Spirit are not executed as announced; and (xviii) the risk that other property sales, loan repayments, and other capital recycling transactions do not occur. The risks described above are not exhaustive and additional factors could adversely affect our business and financial performance, including the risk factors discussed under the section captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and as updated in our quarterly reports on Form 10-Q. Forward-looking statements are inherently uncertain and actual performance or outcomes may vary materially from any forward-looking statements and the assumptions on which those statements are based. Readers are cautioned to not place undue reliance on forward-looking statements as predictions of future events. We disclaim any responsibility to update such forward-looking statements, which speak only as of the date on which they were made.

Q4 2022 PORTFOLIO INFORMATION: ASSET TYPE

TOTAL ASSETS AND REVENUES BY ASSET TYPE (GAAP METHOD - AS PREVIOUSLY PRESENTED)

(December 31, 2022)

($ amounts in thousands)

Asset Types	Properties	Total Assets (A)	Percentage of Total Assets	Q4 2022 Revenues (B)	Percentage of Q4 2022 Revenues
General Acute Care Hospitals	202	$ 13,386,376	68.1%	$ 286,376	75.2%
Behavioral Health Facilities	67	2,727,326	13.9%	51,624	13.6%
Inpatient Rehabilitation Facilities	112	1,418,603	7.2%	28,489	7.5%
Long-Term Acute Care Hospitals	20	277,772	1.4%	7,955	2.1%
Freestanding ER/Urgent Care Facilities	43	236,764	1.2%	6,042	1.6%
Other	-	1,611,159	8.2%	-	-
Total	444	$ 19,658,000	100.0%	$ 380,486	100.0%

TOTAL ADJUSTED GROSS ASSETS AND ADJUSTED REVENUES BY ASSET TYPE (NON-GAAP METHOD)

(December 31, 2022)

($ amounts in thousands)

Asset Types (C)	Properties	Total Gross Assets (D)	Percentage of Total Gross Assets	Q4 2022 Revenues (E)	Percentage of Q4 2022 Revenues
General Acute Care Hospitals	199	$ 14,751,347	69.5%	$ 317,693	74.5%
Behavioral Health Facilities	67	2,597,713	12.2%	51,624	12.1%
Inpatient Rehabilitation Facilities	112	2,013,192	9.5%	43,196	10.1%
Long-Term Acute Care Hospitals	20	325,255	1.5%	7,955	1.9%
Freestanding ER/Urgent Care Facilities	43	272,058	1.3%	6,042	1.4%
Other	-	1,280,972	6.0%	-	-
Total	441	$ 21,240,537	100.0%	$ 426,510	100.0%

***(A)** Agrees to total assets on our consolidated balance sheets.*

***(B)** Reflects actual revenues on our consolidated statement of income.*

***(C)** Adjusts for the acquisition of a majority interest in Springstone by Lifepoint, the expected sale of three Connecticut hospitals currently leased to Prospect, and the expected purchase of Steward's Utah operations by CommonSpirit.*

***(D)** Includes gross real estate assets, other loans, equity investments, and pro rata portion of gross assets in joint venture arrangements, assuming material real estate commitments on new investments are fully funded. See page 7 of this report for a reconciliation of total assets to total adjusted gross assets at December 31, 2022.*

***(E)** Reflects actual revenues on our consolidated statement of income along with revenue from properties owned through our unconsolidated joint venture arrangements. See page 8 of this report for a reconciliation of actual revenues to total adjusted revenues.*

MPT 3

Q4 2022 PORTFOLIO INFORMATION: OPERATOR

TOTAL ASSETS AND REVENUES BY OPERATOR (GAAP METHOD - AS PREVIOUSLY PRESENTED)

(December 31, 2022)

($ amounts in thousands)

Operators	Properties	Total Assets (A)	Percentage of Total Assets	Q4 2022 Revenues (B)	Percentage of Q4 2022 Revenues
Steward Health Care	41				
Florida market		$ 1,324,555	6.7%	$ 25,466	6.7%
Utah market		1,192,384	6.1%	33,724	8.9%
Massachusetts market		756,818	3.8%	6,490	1.7%
Texas/Arkansas/Louisiana market		1,073,425	5.5%	21,503	5.6%
Arizona market		298,486	1.5%	8,698	2.3%
Ohio/Pennsylvania market		117,005	0.6%	3,518	0.9%
Circle Health	36	2,062,474	10.5%	45,282	11.9%
Prospect Medical Holdings	14	1,483,599	7.5%	43,781	11.5%
Priory Group	32	1,290,213	6.6%	20,151	5.3%
Springstone	19	985,959	5.0%	21,930	5.8%
50 operators	302	7,461,923	38.0%	149,943	39.4%
Other	-	1,611,159	8.2%	-	-
Total	444	$ 19,658,000	100.0%	$ 380,486	100.0%

TOTAL ADJUSTED GROSS ASSETS AND ADJUSTED REVENUES BY OPERATOR (NON-GAAP METHOD)

(December 31, 2022)

($ amounts in thousands)

Operators (C)	Properties	Total Gross Assets (D)	Percentage of Total Gross Assets	Q4 2022 Revenues (E)	Percentage of Q4 2022 Revenues
Steward Health Care	36				
Florida market		$ 1,410,907	6.7%	$ 25,466	6.0%
Massachusetts market		1,257,283	5.9%	23,380	5.6%
Texas/Arkansas/Louisiana market		1,027,259	4.8%	21,503	5.1%
Arizona market		362,492	1.7%	8,698	2.1%
Ohio/Pennsylvania market		141,600	0.7%	3,518	0.8%
Utah market (F)		-	-	33,724	7.7%
Circle Health	36	2,211,306	10.4%	45,282	10.6%
Lifepoint Health	27	1,407,706	6.6%	14,104	3.3%
Swiss Medical Network	17	1,348,920	6.4%	11,816	2.8%
Priory Group	32	1,317,110	6.2%	20,151	4.7%
Prospect Medical Holdings	11	1,184,772	5.6%	43,781	10.3%
Springstone	-	-	-	21,930	5.1%
48 operators	282	8,290,210	39.0%	153,157	35.9%
Other	-	1,280,972	6.0%	-	-
Total	441	$ 21,240,537	100.0%	$ 426,510	100.0%

(A) *Agrees to total assets on our consolidated balance sheets.*

(B) *Reflects actual revenues on our consolidated statement of income.*

(C) *Adjusts for the acquisition of a majority interest in Springstone by Lifepoint, the expected sale of three Connecticut hospitals currently leased to Prospect, and the expected purchase of Steward's Utah operations by CommonSpirit.*

(D) *Includes gross real estate assets, other loans, equity investments, and pro rata portion of gross assets in joint venture arrangements, assuming material real estate commitments on new investments are fully funded. See page 7 of this report for a reconciliation of total assets to total adjusted gross assets at December 31, 2022.*

(E) *Reflects actual revenues on our consolidated statement of income along with revenue from properties owned through our unconsolidated joint venture arrangements. See page 8 of this report for a reconciliation of actual revenues to total adjusted revenues.*

(F) *Due to the assumption that Utah properties currently leased to Steward become leased to CommonSpirit, certain loan investments noted in footnote (D) are allocated among a smaller number of markets relative to the GAAP-based analysis and to MPT's Q3 2022 Supplemental.*

4

Q4 2022 PORTFOLIO INFORMATION: GEOGRAPHY

TOTAL ASSETS AND REVENUES BY U.S. STATE AND COUNTRY (GAAP METHOD - AS PREVIOUSLY PRESENTED)

(December 31, 2022)
($ amounts in thousands)

U.S. States and Other Countries	Properties	Total Assets (A)	Percentage of Total Assets	Q4 2022 Revenues (B)	Percentage of Q4 2022 Revenues
Texas	52	$ 1,967,948	10.0%	$ 41,625	10.9%
California	20	1,450,112	7.4%	41,313	10.9%
Florida	9	1,324,555	6.8%	25,466	6.7%
Utah	7	1,224,484	6.2%	34,714	9.1%
Massachusetts	10	761,694	3.9%	6,662	1.8%
26 Other States	122	4,245,306	21.6%	120,418	31.6%
Other	-	1,028,946	5.2%	-	-
United States	**220**	**$ 12,003,045**	**61.1%**	**$ 270,198**	**71.0%**
United Kingdom	87	$ 4,083,244	20.8%	$ 77,502	20.4%
Australia	11	854,582	4.3%	14,157	3.7%
Switzerland	17	748,947	3.8%	868	0.2%
Germany	82	664,900	3.4%	8,040	2.1%
Spain	9	222,316	1.1%	1,919	0.5%
Other Countries	18	498,753	2.5%	7,802	2.1%
Other	-	582,213	3.0%	-	-
International	**224**	**$ 7,654,955**	**38.9%**	**$ 110,288**	**29.0%**
Total	**444**	**$ 19,658,000**	**100.0%**	**$ 380,486**	**100.0%**

TOTAL ADJUSTED GROSS ASSETS AND ADJUSTED REVENUES BY U.S. STATE AND COUNTRY (NON-GAAP METHOD)

(December 31, 2022)
($ amounts in thousands)

U.S. States and Other Countries (C)	Properties	Total Gross Assets (D)	Percentage of Total Gross Assets	Q4 2022 Revenues (E)	Percentage of Q4 2022 Revenues
Texas	52	$ 2,005,798	9.5%	$ 41,625	9.8%
California	20	1,488,203	7.0%	41,313	9.7%
Florida	9	1,410,907	6.6%	25,466	6.0%
Massachusetts	10	1,262,683	5.9%	23,552	5.5%
Utah	7	925,932	4.4%	34,714	8.1%
25 Other States	119	4,227,575	19.9%	120,418	28.2%
Other	-	876,663	4.1%	-	-
United States	**217**	**$ 12,197,761**	**57.4%**	**$ 287,088**	**67.3%**
United Kingdom	87	$ 4,308,233	20.3%	$ 77,502	18.2%
Switzerland	17	1,348,920	6.3%	11,816	2.8%
Germany	82	1,200,212	5.6%	22,747	5.3%
Australia	11	924,579	4.4%	14,157	3.3%
Spain	9	335,176	1.6%	3,508	0.8%
Other Countries	18	521,347	2.5%	9,692	2.3%
Other	-	404,309	1.9%	-	-
International	**224**	**$ 9,042,776**	**42.6%**	**$ 139,422**	**32.7%**
Total	**441**	**$ 21,240,537**	**100.0%**	**$ 426,510**	**100.0%**

(A) *Agrees to total assets on our consolidated balance sheets.*

(B) *Reflects actual revenues on our consolidated statement of income.*

(C) *Adjusts for the acquisition of a majority interest in Springstone by Lifepoint, the expected sale of three Connecticut hospitals currently leased to Prospect, and the expected purchase of Steward's Utah operations by CommonSpirit.*

(D) *Includes gross real estate assets, other loans, equity investments, and pro rata portion of gross assets in joint venture arrangements, assuming material real estate commitments on new investments are fully funded. See page 7 of this report for a reconciliation of total assets to total adjusted gross assets at December 31, 2022.*

(E) *Reflects actual revenues on our consolidated statement of income along with revenue from properties owned through our unconsolidated joint venture arrangements. See page 8 of this report for a reconciliation of actual revenues to total adjusted revenues.*

5

APPENDIX: PORTFOLIO INFORMATION BRIDGE

ASSET-BASED CONCENTRATION

GAAP Method[1]	Non-GAAP Method	Variance Under GAAP Method:
Includes consolidated real estate assets, net of accumulated depreciation	Includes consolidated real estate assets, before accumulated depreciation	Reduced presented basis of all consolidated real estate
Unconsolidated investments included at book value of equity	Includes pro rata share of unconsolidated real estate assets, before accumulated depreciation	Reduced Swiss Medical Network & Switzerland overall (Infracore JV) Reduced Steward Massachusetts & Mass. overall (MAM Partnership) Reduced IRFs & Germany overall (MEDIAN JV)
End-of-period balance sheet only	Includes adjustments for the timing of closed transactions and for material transactions under binding agreement	Increased Prospect Medical (excl. binding CT sale) Increased Steward Utah & Utah overall (excl. binding CommonSpirit lease) Decreased Lifepoint and Increased Springstone (excl. closed business combo)
End-of-period balance sheet only	"Other" assets presume cash is applied to debt reduction and can also include adjustments related to binding agreements such as non-cash write-offs due to disposals	Increased "Other" assets
Loan and equity investments in operators are allocated geographically in proportion to MPT's real estate investments at the end of the reporting period	Loan and equity investments in operators are allocated geographically in proportion to MPT's real estate investments, including the impact of binding transactions	Loan investments in Steward are allocated to a smaller number of geographic markets when incorporating the impact of MPT's expected lease with CommonSpirit in Utah. Thus, balances increase for all remaining markets relative to both GAAP-based disclosures and MPT's Q3 2022 supplemental reporting

REVENUE-BASED CONCENTRATION

GAAP Method[1]	Non-GAAP Method	Variance Under GAAP Method:
Includes actual consolidated GAAP revenue for reporting period	Includes actual consolidated GAAP revenue for reporting period	None
Interest from loan investments in unconsolidated entities is included in consolidated GAAP revenue; no additional unconsolidated revenue included	Includes pro rata share of GAAP revenue from investments in unconsolidated real estate JVs	Reduced Swiss Medical Network & Switzerland overall (Infracore JV) Reduced Steward Massachusetts & Mass. overall (MAM partnership) Reduced IRFs & Germany overall (MEDIAN JV)
No adjustments for timing or subsequent events	No adjustments for timing or subsequent events	None

[1] In December 2022, the SEC published updates to its non-GAAP financial measure guidance, which included that non-GAAP disclosures in charts, tables, and graphs (and the like) need to display the related GAAP measure in equal or greater prominence.

For reference: *Questions and Answers of General Applicability Question 102.10 (a)(b)(c)*
https://www.sec.gov/corpfin/non-gaap-financial-measures

6

RECONCILIATIONS: TOTAL ADJUSTED GROSS ASSETS

TOTAL ADJUSTED GROSS ASSETS

(December 31, 2022)

(amounts in thousands)

		December 31, 2022
Total Assets	$	**19,658,000**
Add: Accumulated depreciation and amortization		1,193,312
Add: Incremental gross assets of our Investments in Unconsolidated Real Estate Joint Ventures[1]		1,698,917
Less: Gross book value of the transactions, net[2]		(1,074,024)
Net: Reclassification between operators[3]		-
Less: Decrease in cash from the transactions[4]		(235,668)
Total Adjusted Gross Assets[5]	$	**21,240,537**

(1) Reflects an addition to total assets to present our total share of each joint venture's gross assets. See below for details of the calculation. While we do not control any of our unconsolidated real estate joint venture arrangements and do not have direct legal claim to the underlying assets of the unconsolidated real estate joint ventures, we believe this adjustment allows investors to view certain concentration information on a basis comparable to the remainder of our real estate portfolio. This presentation is also consistent with how our management team reviews our portfolio (dollar amounts in thousands):

Real estate joint venture total gross real estate and other assets	$	5,921,188
Weighted-average equity ownership percentage		55%
		3,261,727
Investments in Unconsolidated Real Estate Joint Ventures[A]		(1,562,810)
Incremental gross assets of our Investments in Unconsolidated Real Estate Joint Ventures	$	1,698,917

(A) Includes amount shown on the "Investments in unconsolidated real estate joint ventures" line on our consolidated balance sheets, along with a CHF 60 million mortgage loan included in the "Mortgage loans" line on our consolidated balance sheets.

(2) Represents the gross book value of assets sold or written off due to the October 2022 commitment to sell three facilities leased to Prospect for approximately $457 million, the acquisition of the majority interest in Springstone by a subsidiary of Lifepoint in February 2023, and the February 2023 commitment to lease five facilities in Utah to CommonSpirit that are currently leased to Steward, partially offset by the addition of new gross assets from the committed transactions. See detail below (in thousands):

Gross book value of assets in transactions	$	(655,354)
Non-cash write-offs related to disposals		(418,670)
Gross book value of the transactions	$	(1,074,024)

(3) Reclass of $0.8 billion of gross assets between Springstone and Lifepoint along with $0.9 billion reclass of gross assets between Steward and CommonSpirit as part of the committed transactions described in Note (2).

(4) Represents cash expected from the proceeds generated by the transactions, along with cash on hand to reduce debt as detailed below (in thousands):

Expected cash proceeds generated by the transactions	$	659,000
Reduction of revolver balance		(894,668)
Net decrease in cash from the transactions	$	(235,668)

(5) Total adjusted gross assets is total assets before accumulated depreciation/amortization (adjusted for our investments in unconsolidated real estate joint ventures), assumes material transaction commitments are completed, and assumes cash on hand at period-end and cash generated from or to be generated from transaction commitments or financing activities subsequent to period-end are either used in these transactions or used to reduce debt. We believe total adjusted gross assets is useful to investors as it provides a more current view of our portfolio and allows for a better understanding of our concentration levels as our commitments close.

7

RECONCILIATIONS: TOTAL ADJUSTED REVENUES ADJUSTED REVENUES (December 31, 2022) (amounts in thousands) For the Three Months Ended December 31, 2022 Tota l Revenues $ 380,486 Revenues from investments in unconsolidated real estate joint ventures 46,024 Tota l Adjus ted Revenues (1) $ 426,510 (1) Adjusted revenues are total revenues adjusted for our pro rata portion of similar revenues in our investments in unconsolidated real estate joint ventures. We believe adjusted revenues are useful to investors as it provides a more complete view of revenues across all of our investments and allows for better understanding of our revenue concentration. 8